As filed with the Securities and Exchange Commission on February 25, 2020

Registration No. 333-236547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2209244
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6931 Arlington Road, Suite 200 Bethesda, Maryland (Address of Principal Executive Offices)	20814 (Zip Code)
Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan
(Full Title of the Plan)

Mark A. Shaffer
Vice President, General Counsel and Corporate Secretary
Liquidity Services, Inc.
6931 Arlington Road, Suite 200
Bethesda, Maryland 20814
(Name and Address of Agent For Service)

(202) 467-6868
(Telephone number, including area code, of agent for service)

With copy to:
Michele L. Connell, Esq. Squire Patton Boggs (US) LLP
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
(216) 479-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on February 21, 2020 by Liquidity Services, Inc., a Delaware corporation (the “Company”):

•
Registration Statement filed on Form S-8, File No. 333-236547, registering 2,800,000 additional shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable under the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as amended and restated on each of February 26, 2015, February 23, 2017 and February 20, 2020.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of refiling Exhibit 23.1 thereto to include the signature on the Consent of Independent Registered Public Accounting Firm.  All other portions of the Registration Statement, as previously filed, remain unchanged.  No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.                                                         Exhibits.

Exhibit No.	Exhibit Description

4.1+	Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2+	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2016.

5.1+
Opinion of Mark A. Shaffer, VP, General Counsel and Corporate Secretary of the Company, incorporated herein by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (File No. 333-236547) filed with the SEC on February 21, 2020.

10.1+	Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020.

23.1*	Consent of Ernst & Young LLP.

23.2+	Consent of Mark A. Shaffer, VP, General Counsel and Corporate Secretary of the Company (Included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page of the Company’s Registration Statement on Form S-8 (File No. 333-236547) filed with the SEC on February 21, 2020).

*Filed herewith.
+ Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 25th day of February, 2020.

Liquidity Services, Inc.

By:	/s/ WILLIAM P. ANGRICK
William P. Angrick, III
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 25, 2020.

Signature	Title

/s/ WILLIAM P. ANGRICK
William P. Angrick, III	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/ JORGE A. CELAYA
Jorge A. Celeya	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Samuel M. Guzman, Jr.
Samuel M. Guzman, Jr.	Vice President and Chief Accounting Officer
(Principal Accounting Officer)

*
Phillip A. Clough	Director

*
Katharin S. Dyer	Director

*
George H. Ellis	Director

*
Patrick W. Gross	Director

*
Beatriz V. Infante	Director

*
Edward J. Kolodzieski	Director

*
Jaime Mateus-Tique	Director

*By: /s/ WILLIAM P. ANGRICK
 William P. Angrick, III
 Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1+	Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2+	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2016.

5.1+	Opinion of Mark A. Shaffer, VP, General Counsel and Corporate Secretary of the Company, incorporated herein by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (File No. 333-236547) filed with the SEC on February 21, 2020.

10.1+	Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020.

23.1*	Consent of Ernst & Young LLP.

23.2+	Consent of Mark A. Shaffer, VP, General Counsel and Corporate Secretary of the Company (Included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page of the Company’s Registration Statement on Form S-8 (File No. 333-236547) filed with the SEC on February 21, 2020).

*Filed herewith.
+ Previously filed.